As filed with the Securities and Exchange Commission on June 16, 1999
                                                      Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------


                              XYBERNAUT CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                           54-1799851
 ------------------------------                        -------------------
(State or other jurisdiction of                          (I.R.S. Employer
Incorporation or organization)                         Identification No.)

                             12701 FAIR LAKES CIRCLE
                             FAIRFAX, VIRGINIA 22033
                                 (703) 631-6925
        -----------------------------------------------------------------
                   (Address, including zip code, and telephone
             number, Including area code, of registrant's principal
                               executive offices)

                                EDWARD G. NEWMAN
                             12701 FAIR LAKES CIRCLE
                             FAIRFAX, VIRGINIA 22033
                                 (703) 631-6925
        -----------------------------------------------------------------

            (Name, address, including zip code, and telephone number,
                   Including area code, of agent for service)

                                    Copy to:

                           Martin Eric Weisberg, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                                 (212) 704-6000

                             -----------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If the only securities on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



                         CALCULATION OF REGISTRATION FEE


                                                            PROPOSED          PROPOSED
                                                            MAXIMUM            MAXIMUM         AMOUNT OF
         TITLE OF EACH CLASS          AMOUNT TO BE       OFFERING PRICE       AGGREGATE       REGISTRATION
   OF SECURITIES TO BE REGISTERED    REGISTERED (1)        PER SHARE       OFFERING PRICE         FEE
-----------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per
share...............................   1,266,074 (2)         $3.33   (5)      $4,216,026.42      $1,172.05

Common Stock, $.01 par value per
share...............................      75,000 (3)(4)     $4.648   (6)        $348,600             96.91

Total Registration Fee............................................................................$1,268.96
===========================================================================================================

(1) Represents the shares of common stock being registered for resale by the selling stockholders.

(2) Includes 1,266,074 shares of common stock issuable upon conversion of 500 shares of series D preferred stock and 2,100 shares of series E preferred stock. The number of shares of common stock indicated to be issuable in connection with such transactions and offered for resale hereby is an estimate and is, based on a registration rights agreement among Xybernaut Corporation and the selling stockholders, 150% of the number of shares that would be issuable upon conversion of 500 shares of series D preferred stock and 2,000 shares of the series E preferred stock at a price of $4.11 and $2.907 per share, respectively, and is subject to adjustment and could be materially less than such estimated amount depending upon factors that cannot be predicted by Xybernaut at this time, including, among others, the future market price of the common stock. If, however, all 500 shares of the series D preferred stock and the 2,100 shares of series E preferred stock were converted at the closing bid price of the common stock as reported by NASDAQ on June 14, 1999 ($3.31), the Company would be obligated to issue a total of 785,498 shares of common stock. This presentation is not intended to constitute a prediction as to the future market price of the common stock or as to the number of shares of common stock into which the series D and series E preferred stock will be converted.

(3) Pursuant to Rule 416, the shares of common stock offered hereby also include such presently indeterminate number of shares of common stock as shall be issued by Xybernaut to the selling stockholders upon exercise the warrants. That number of shares is subject to adjustment under anti-dilution provisions included in the warrants. This presentation is not intended to constitute a prediction as to the future market price of the common stock or as to the number of shares of common stock issuable upon exercise of the warrants. See "Risk Factors -- Dilution"; and "Description of Securities."

(4) Pursuant to a registration rights agreement among Xybernaut and the selling stockholders, the number of shares represents 150% of the number of shares which would be issuable upon exercise of warrants to purchase 50,000 shares of common stock.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (g) of the Securities Act of 1933, as amended (the "Securities Act"); based on the average ($3.33) of the bid ($3.31) and asked ($3.34) price on the Nasdaq SmallCap Market on June 14, 1999.

(6) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act, based on the higher of
         (a) the exercise price of the warrants or (b) the offering price of securities of the same class included in this registration statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JUNE __, 1999

PROSPECTUS
                                1,341,074 SHARES

                              XYBERNAUT CORPORATION

         The stockholders of Xybernaut Corporation listed on page 10 of this prospectus are offering for sale 1,341,074 shares of common stock of Xybernaut under this prospectus.

         The selling stockholders may offer their shares through public or private transactions, at prevailing market prices, or at privately negotiated prices. See "Plan of Distribution."


                     --------------------------------------
                     NASDAQ SmallCap Market Symbol: "XYBR"
                     --------------------------------------

         On June 14, 1999, the closing price of one share of our common stock on the NASDAQ SmallCap Market was $3.31.


                            -----------------------


         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                            ------------------------


             The date of this prospectus is _________________, 1999

                                  RISK FACTORS

         BEFORE YOU BUY SHARES OF OUR COMMON STOCK, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS ASSOCIATED WITH THAT PURCHASE, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION IN THIS PROSPECTUS AND THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE IN THE SECTION "WHERE YOU CAN FIND MORE INFORMATION ABOUT US", BEFORE YOU DECIDE TO PURCHASE SHARES OF OUR COMMON STOCK.


             ------------------------------------------------------
             RISKS ASSOCIATED WITH OUR HISTORY OF LOSSES AND FUTURE
                                NEED FOR CAPITAL
             ------------------------------------------------------

WE HAVE A HISTORY OF LOSSES AND, IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS IN THE FUTURE.

         Our research, development, and general and administrative expenses have resulted in significant losses and are expected to continue to result in significant losses for the foreseeable future.
We have incurred the following losses since 1994:


         Fiscal year ended:
             o  March 31, 1994                           $47,352
             o  March 31, 1995                        $1,303,892
             o  December 31, 1996                     $5,238,536
             o  December 31, 1997                     $9,479,966
             o  December 31, 1998                    $13,111,488

        o Three months ended March 31, 1999           $4,221,677

THE "GOING CONCERN" QUALIFICATION ON THE REPORT OF OUR INDEPENDENT ACCOUNTANTS
 MAY REDUCE OUR ABILITY TO RAISE ADDITIONAL FINANCING.

         The report of our independent accountants on our December 31, 1998 consolidated financial statements contains an explanatory paragraph regarding our ability to continue as a going concern and our ability to meet our ongoing obligations. Our independent accountants cited our history of operating losses and our working capital deficit as factors which raised substantial doubt as to our ability to continue as a going concern. This "going concern" qualification may reduce our ability to raise additional financing.

WE COULD BE REQUIRED TO CUT BACK OR STOP OPERATIONS IF WE ARE UNABLE TO RAISE OR OBTAIN NEEDED FINANCING.

         The research, development, commercialization, manufacturing and marketing of our products will likely require financial resources which are significantly in excess of those presently available to us. If we are not able to arrange financing or other third party arrangements on acceptable terms, we may be unable to fully develop and commercialize any of our products.

             RISKS ASSOCIATED WITH THE INDUSTRY IN WHICH WE OPERATE

OUR FUTURE REVENUES AND ABILITY TO PRODUCE NEW PRODUCTS DEPEND SUBSTANTIALLY ON THE SUCCESS OF THE MOBILE ASSISTANT SERIES(R).

         Our Mobile Assistant(R) Series currently consists of one product, the MA IV. The Mobile Assistant(R) Series is our principal product, and our success will depend upon its commercial acceptance, which cannot be assured. Additional product development will result in a significant increase in our research and development expenses that may be unrecoverable should commercialization of new products prove unsuccessful. We also could require additional funding if research and development expenses are greater than we anticipate.

WE MAY HAVE TO LOWER PRICES OR SPEND MORE MONEY TO EFFECTIVELY COMPETE AGAINST COMPANIES WITH GREATER RESOURCES THAN US WHICH COULD RESULT IN LOWER REVENUES AND/OR PROFITS.

         The success of our products in the marketplace depends on many factors, including product performance, price, ease of use, support of industry standards, and customer support and service. Given these factors we cannot assure you that we will be able to compete successfully. For example, if our competitors offer lower prices, we could be forced to lower prices which would result in reduced margins and a decrease in revenues. If we do not lower prices we could lose sales and market share. In either case, if we are unable to compete against our main competitors which include established companies like Computing Devices International, a division of Ceridian Corporation, ViA Inc., Texas Microsystems, Telxon, Norand and Interactive Solutions, Inc., a subsidiary of Teltronics, Inc., Raytheon and a consortium of Litton and TRW, we would not be able to generate sufficient revenues to grow the company or reverse our history of losses.

         In addition, we may have to spend more money to effectively compete for market share, including funds to expand our infrastructure, which is a capital and time extensive process. Further, if other companies want to aggressively compete against us, we may have to spend more money on advertising, promotion, trade shows, product development, marketing and overhead expenses, hiring and retaining personnel, and developing new technologies. These higher expenses would hurt our net income and profits.

CURRENCY FLUCTUATIONS, ESPECIALLY IN THE JAPANESE YEN, MAY SIGNIFICANTLY INCREASE OUR EXPENSES AND AFFECT OUR RESULTS OF OPERATIONS.

         The exchange rates for some local currencies in countries where we operate may fluctuate in relation to the U.S. dollar. Such fluctuations may have an adverse effect on our expenses, earnings or assets when local currencies are translated into U.S. dollars. We are party to supplier arrangements with several companies in Japan, including Shimadeu and Sony Digital Products for the production of the MA IV system. The fees we pay to these companies are paid in Japanese Yen. Any weakening of the value of the U.S. dollar against the Japanese Yen could result in an increase in our production expenses which, if substantial, could have a material adverse effect on our financial condition and results of operations.

            ----------------------------------------------------------
            RISKS ASSOCIATED WITH OUR INTERNAL OPERATIONS AND POLICIES
            ----------------------------------------------------------

SINCE WE DO NOT INTEND TO DECLARE DIVIDENDS IN THE FORESEEABLE FUTURE, THE RETURN ON YOUR INVESTMENT WILL DEPEND UPON APPRECIATION OF THE MARKET PRICE OF YOUR SHARES.

         We have never paid any dividends on our securities. Our board of directors does not intend to declare any dividends in the foreseeable future, but intends to retain all earnings, if any, for use in our business operations. As a result, the return on your investment in Xybernaut will depend upon any appreciation in the market price of the common stock. The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available for dividend payments. The payment of dividends, if any, in the future is within the discretion of our board of directors and will depend upon our earnings, capital requirements and financial condition, and other relevant factors.

OUR COMPUTER SYSTEMS MAY NOT RECOGNIZE THE YEAR 2000 WHICH MAY
AFFECT OUR COMPUTER SYSTEMS AND DISRUPT OUR BUSINESS

         The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of our computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

         Based on a recent assessment, we determined that we will be required to modify or replace portions of our software so that our computer systems will properly utilize dates beyond December 31, 1999. We believe that we can mitigate the Year 2000 Issue with modifications to existing software and conversions to new software. However, if we fail to make such modifications and conversions, or if we do not make them on a timely basis, the Year 2000 Issue could have a material impact on our operations.

         We have contacted all of our significant suppliers and large customers to determine the possible effect on our operations of their inability or failure to remediate their own Year 2000 Issue. Our estimate of the costs to remediate our Year 2000 issue is based on presently available information. However, we cannot guarantee that the systems of other companies on which our systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with our systems, would not have material adverse effect on our operations. We have no exposure to contingencies related to the Year 2000 Issue for the products we have sold.

         We will utilize both internal and external resources to reprogram, or replace, and test the software for Year 2000 modifications. We plan to complete the Year 2000 project within the next three months and estimate the total remaining cost of the Year 2000 project at $6,000. Approximately $1,700 of the total project cost is attributable to the purchase of new software which will be capitalized. The remaining $4,300, which will be expensed as incurred over the next six months, is not expected to have a material effect on our results of operations. To date, we have incurred and expensed approximately $1,000 related to our Year 2000 project.

         Our estimates of the date of completion and cost of our Year 2000 project are based on our best estimates, which we derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. The costs and completion date of our Year 2000 project could differ materially from our estimates due to the lack of availability and cost of personnel trained in this area, our ability to locate and correct all relevant computer codes, and similar uncertainties.

           ------------------------------------------------------------
           RISKS WHICH MAY DILUTE THE VALUE OF YOUR XYBERNAUT SHARES OR
                      LIMIT THE EFFECT OF THEIR VOTING POWER
           -------------------------------------------------------------

THE PRICE OF OUR COMMON STOCK IS HIGHLY VOLATILE.

         The price of our common stock is highly volatile. During the period from January 1, 1998 to June 14, 1999 the closing price of our common stock has ranged from a high of $8.44 to a low of $1.38. Following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. If similar litigation were instituted against us, it could result in substantial costs and a diversion of our management's attention and resources, which could have an adverse effect on our business. The volatile fluctuations of the market price are based on (1) the number of shares in the market at the time as well as the number of shares we may be required to issue in the future, compared to the market demand for our shares; (2) our performance and meeting expectations of our performance, including the development and commercialization of our products and proposed products; and (3) general economic and market conditions.

THE CANCELLATION OF SHARES HELD IN ESCROW MAY RESULT IN A NON-CASH FUTURE CHARGE WHICH COULD REDUCE OR ELIMINATE EARNINGS PER SHARE.

         As a condition to our initial public offering, certain of our stockholders, primarily officers and directors, deposited an aggregate of 1,800,000 shares of common stock into an escrow account. The escrowed shares are subject to release or cancellation on the satisfaction of specific performance guidelines. See "Effects of Possible Non-Cash Future Charge."

         The difference between the initial offering price and the market value (at the time of release) of any escrowed shares released will be deemed to be an additional compensation expense. Such expense, depending on the price per share, may have the effect of reducing or eliminating any earnings per share and could have a negative effect on the market price for our common stock.

OUR EXECUTIVE OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS, TOGETHER, MAY
BE ABLE TO EFFECTIVELY EXERCISE CONTROL OVER ALL MATTERS SUBMITTED TO A VOTE OF STOCKHOLDERS.

         As June 14, 1999, our executive officers, directors and principal stockholders beneficially owned, in the aggregate, approximately 27% of our outstanding shares of common stock. These stockholders, if acting together, may be able to effectively control most matters requiring approval by our stockholders. The voting power of these stockholders under certain circumstances could have the effect of delaying or preventing a change in control of Xybernaut.

WE HAVE 14,809,579 SHARES RESERVED FOR FUTURE ISSUANCES
WHICH CAN SUBSTANTIALLY DILUTE THE VALUE OF YOUR XYBERNAUT COMMON STOCK.

         The issuance of reserved shares would dilute the equity interest of existing stockholders and could have a significant adverse effect on the market price of our common stock. As of June 14, 1999, we had 14,809,579 shares of common stock reserved for possible future issuances upon exercise of options and warrants and registered for possible future issuances upon conversion of outstanding convertible securities. Certain convertible securities, options and warrants are convertible into common stock at discounts from future market prices of the common stock. Such discounts could result in substantial dilution to existing holders of common stock. The sale of such common stock acquired at a discount could have a negative impact on the trading price of the common stock and could increase the volatility in the trading price of the common stock. See "Dilution."

         In addition, we intend to seek additional financing which may result in the issuance of additional shares of our capital stock and/or rights to acquire additional shares of our capital stock. Those additional issuances of capital would result in a reduction of your percentage interest in Xybernaut.

ANTI-TAKEOVER MEASURES IN OUR CERTIFICATE OF INCORPORATION COULD ADVERSELY AFFECT THE VOTING POWER OF THE HOLDERS OF THE COMMON STOCK.

         Our Certificate of Incorporation authorizes anti-takeover measures like the authority to issue "blank check" preferred stock and the staggered Board of Directors. Those measures could have the effect of delaying, deterring or preventing a change in control without any action by the shareholders. In addition, issuance of preferred stock, without shareholder approval, on such terms as the board of directors may determine, could adversely affect the voting power of the holders of the common stock, including the loss of voting control to others. See "Description of Securities."

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains certain forward-looking statements which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, statements that describe our future plans, objectives and goals are also forward-looking statements. Our factual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements as a result of certain factors, including those listed in "Risk Factors" and elsewhere in this Prospectus.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC- 0330 for further information on the public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC's Website at "http://www.sec.gov."

         We have filed with the SEC a registration statement on Form S-3 to register the shares being offered. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us and our common stock, you should refer to the registration statement and to the exhibits and schedules filed as part of the registration statement, as well as the documents discussed below.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update or supersede this information.

         This prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement or incorporated in the registration statement by reference.

         We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (File No.
0-19041) until all of the shares are sold:

          o Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998;

          o Quarterly Report on Form 10-QSB for the period ended March 31, 1999; and

          o The description of our common stock contained in the registration statement on Form 8-A filed on July 15, 1996 under the Exchange Act (File No. 0-15086), including all amendments or reports filed for the purpose of updating that description.

         You may request a copy of these filings, at no cost, by writing to us at 12701 Fair Lakes Circle, Fairfax, Virginia 22033, (703) 631-6925. Attention:
John F. Moynahan.

         You can review and copy the registration statement, its exhibits and schedules, as well as the documents listed below, at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, are also available on the SEC's web site.

                                 USE OF PROCEEDS

         The selling stockholders are selling all of the shares covered by this prospectus for their own account. Accordingly, we will not receive any proceeds from the resale of the shares.

         We will receive proceeds from the exercise, if any, of the warrants. We will use those proceeds, if any, for working capital and general corporate purposes.

         We will bear the expenses relating to this registration, other than discounts and commissions, which will be paid by the selling stockholders.

                                    DILUTION

         As of June 14, 1999, we had issued and outstanding 22,239,747 shares of common stock. At that date, there were an additional 14,809,579 shares of common stock reserved for possible future issuances as follows:

         o options to purchase 1,947,700 shares at an exercise price between $1.37 and $7.31 per share. The shares underlying these options have not been registered under the Securities Act and will be deemed "restricted securities" when issued;

         o warrants to purchase 1,177,750 shares at an price between $1.76 and $18.00 per share. We have registered a total of 847,750 shares issuable upon exercise of these warrants. The balance of 330,000 will be deemed to be "restricted securities" when issued;

         o warrants to purchase 5,762,060 shares at an effective exercise price of $6.01 per share. All of the shares issuable upon exercise of these warrants have been registered under the Securities Act; and

         o 525,000 shares issuable upon conversion of 210,000 units. Each unit consists of one share of common stock and one redeemable warrant to purchase one share of common stock, at a price of $9.075 per unit. The unit is exercisable during a period of four years commencing July 18, 1996. The redeemable warrants included in the units are exercisable at $12.60 per share. We have registered the shares issuable upon exercise of the units under the Securities Act.

        o         5,397,069 shares registered for potential conversion of (a)
                  93.75 shares of series C convertible preferred stock, (b) 10,500 shares of series D convertible preferred stock, and (c) 2,100 shares of series E convertible preferred stock outstanding. The preferred stock is convertible into common stock over time at the discretion of the holders. While the conversion timing, terms, conditions and formulas vary for each issue, if the holders of these preferred stock securities were able to fully convert their shares into common stock on June 14, 1999 and elected to do so, approximately 4,500,000 additional shares of common stock would be issued. All of those shares of common stock would be freely tradeable when issued, including 785,498 shares covered by this prospectus.

         During the terms of the outstanding options, redeemable warrants and the unit purchase option, we must give the holders the opportunity to profit from a rise in the market price of the common stock. The existence of the options, the redeemable warrants and the unit purchase option may adversely affect the terms on which we may obtain additional equity financing. Moreover, the holders are likely to exercise their rights to acquire common stock at a time when we would otherwise be able to obtain capital with more favorable terms than we could obtain through the exercise of such securities.

         The shares which will be deemed "restricted securities" may be sold under Rule 144. Rule 144 permits sales of "restricted securities" by any person, whether or not an affiliate of the issuer, after one year. At that time, sales can be made subject to the Rule's volume and other limitations and after two years by non-affiliates without adhering to Rule 144's volume or other limitations. In general, an

"affiliate" is a person with the power to manage and direct our policies. The SEC has stated that, generally, executive officers and directors of an entity are deemed affiliates of the issuing entity.

         Following this offering, assuming the selling stockholders exercise or convert all of their warrants and convertible securities, we will have 23,580,821 shares of common stock outstanding. Of those shares, approximately 16,445,419 will be freely transferable without restriction under the Securities Act.

                    EFFECT OF POSSIBLE NON-CASH FUTURE CHARGE

         As a condition to our initial public offering, certain of our stockholders, primarily officers and directors, deposited an aggregate of 1,800,000 shares of common stock into an escrow account. The Escrowed Shares are subject to the following terms and conditions:

         o The Escrowed Shares will be released incrementally over a three-year period only in the event our gross revenues and earnings (loss) per share for the 12-month periods ending September 30, 1997, 1998 and 1999 equal or exceed certain gross revenue and earnings (loss) per share targets.

         o If such per share targets are not met in any of the relevant 12-month periods and the price of the common stock does not meet or exceed agreed upon price levels, certain amounts of the Escrowed Shares will be returned to us for each period and canceled.

         o All the Escrowed Shares will be released to the stockholders if the closing price of the common stock as reported on The Nasdaq SmallCap Market following this offering equals or exceeds $11.00 for 25 consecutive trading days or 30 out of 35 consecutive trading days during the period ending September 30, 1999.

         The difference between the initial offering price and the market value (at the time of release) of any Escrowed Shares released will be deemed to be an additional compensation expense. Such expense, depending on the price per share, may have the effect of reducing or eliminating any earnings per share and could have a negative effect on the market price for our common stock.

         We did not meet the targets for escrow release for September 30, 1997 and September 30, 1998. As a result, 300,000 and 750,000 shares, respectively, were canceled from the escrow pool resulting in a reduction of 2.1% and 3.6% of our outstanding shares of common stock at the time of cancellation.

                              SELLING STOCKHOLDERS

         The following table lists certain information regarding the selling stockholders' ownership of shares of our common stock as of June 14, 1999, and as adjusted to reflect the sale of the shares. Information concerning the selling stockholders, their pledgees, donees and other non-sale transferees who may become selling stockholders, may change from time to time. To the extent the selling stockholders or any of their representatives advises us of such changes, we will report those changes in a prospectus supplement to the extent required. See "Plan of Distribution."

                                                                                    Shares of Common Stock
                                                                                            Owned
                                                                                        after Offering
                                                                                 ------------------------------
                                         Shares of                Shares of
                                        Common Stock               Common
                                       Owned Prior to            Stock to be
                                        Offering (1)                Sold               Number     Percent
                                      -----------------       -----------------    -----------  -----------

Forest Avenue LLC                          1,106,992(1)            1,106,992(1)        0          *
Settondown Capital  International Ltd.       234,082(2)              234,082(2)        0          *
 Total                                     1,341,074               1,341,074           0
                                           =========               =========           =

----------------

* Less than 1%

(1) Under the terms of a registration statement between Xybernaut and the selling stockholder, the number of shares registered for resale by the selling stockholder includes 150% of (a) 687,994 common stock issuable upon conversion of convertible securities; and (b) warrants to purchase 50,000 shares of common stock at an exercise price of $4.648 per share.

(2) Includes 150% of 156,055 shares of common stock issuable upon conversion of convertible securities.

         On April 13, 1998, we entered into a financing agreement with Austost Anstalt Schaan and Balmore Funds S.A. for the sale of $1,000,000 worth of common stock. Under the terms of that agreement, we had the right, but not the obligation, to obtain up to an additional $10,000,000 in a series of equity drawdowns based on terms and conditions specified in the agreement. From April 1998 to January 1999, we exercised equity drawdowns in the amount of $6,360,000 and issued a total of 2,270,938 shares of common stock. The agreement has been terminated. Settondown Capital International Ltd. acted as placement agent for those transactions. Wayne Coleson, a director of Settondown Capital International, Ltd., is a member of our advisory board.

         Other than as indicated above, the selling stockholders are not affiliated with us.

                            DESCRIPTION OF SECURITIES

GENERAL

         Our authorized capital stock consists of 40,000,000 shares of common stock, par value $.01 per share, and 6,000,000 shares of preferred stock, par value $.01 per share. As of the date of this prospectus, we have 22,239,747 shares of common stock, 93.75 shares of series C preferred stock, 10,500 shares of series D preferred stock and 2,100 shares of series E preferred stock issued and outstanding. We have reserved 13,912,510 shares of common stock for issuance upon conversion of the preferred stock and outstanding options and warrants.

COMMON STOCK

         VOTING

         The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our Certificate of Incorporation and By-Laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

         DIVIDENDS

         Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available for that purpose.

         RIGHTS ON LIQUIDATION

         In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities.

         PRE-EMPTIVE OR REDEMPTION RIGHTS

         Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and nonassessable.

PREFERRED STOCK

         The Board of Directors has the authority to issue up to 6,000,000 shares of preferred stock. The Board may issue the preferred stock from time to time in one or more series. The Board has the authority to establish the number of shares to be included in each series, and to fix the designations, powers, preferences and rights of the shares of each series and the applicable qualifications, limitations or restrictions. The issuance of preferred stock may have the effect of delaying or preventing a change in control. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock, if any, or could adversely affect the rights and powers, including voting rights, of the holders of the common stock. In certain circumstances, such issuances could have the effect of decreasing the market price of the common stock.

         As of the date of this prospectus, we have not designated any shares of preferred stock other than the series A, B, C, D and E preferred stock. The series A and B preferred stock have been fully converted. There are no other shares of preferred stock outstanding, and we have no plans to issue any other shares of preferred stock.

WARRANTS

         Of the total 1,341,074 shares of common stock registered for sale by the selling stockholders, 50,000 shares are issuable upon exercise of currently exercisable warrants. Due to the terms of the registration rights agreement between Xybernaut and the selling stockholder, this prospectus covers the sale of 75,000 shares of common stock issuable upon exercise of the warrant. The 75,000 shares represent 150% of the original number of shares issuable under the warrant. The warrants were issued to one of the selling stockholders in connection with a private placement. The exercise price and term of the warrant are as follows:

     ------------------------------------------------------------------
     Warrants            Exercise Price                 Expiration Date
     ------------------------------------------------------------------

      50,000                   $ 4.648                    May 11, 2002

         The exercise price and the number of shares for which each warrant is exercisable is subject to adjustment under anti-dilution provisions pertaining to the declaration of stock dividends and the merger, consolidation or liquidation of the Company.

ANTI-TAKEOVER CONSIDERATIONS.

         Our Certificate of Incorporation authorizes the issuance of up to 6,000,000 shares of $.01 par value preferred stock. The issuance of preferred stock with such rights could have the effect of limiting stockholder participation in certain transactions such as mergers or tender offers and could discourage or prevent a change in our management. We have no present intention to issue any additional preferred stock.

         We have a classified or staggered Board of Directors which limits an outsider's ability to effect a rapid change of control of the Board. In addition, at the 1998 Annual Meeting of Stockholders held on September 24, 1998, our shareholders approved measures to amend our Certificate of Incorporation and By-laws, where applicable, to:

         o implement an advance notice procedure for the submission of director nominations and other business to be considered at annual meetings of stockholders;

         o permit only the President, the Vice Chairmen of the Board, the Secretary or the Board of Directors to call special meetings of stockholders and to limit the business permitted to be conducted at such meetings to be brought before the meetings by or at the direction of the Board of Directors;

         o provide that a member of the Board of Directors may only be removed for cause by an affirmative vote of holders of at least 66 2/3% of the voting power of the then outstanding shares entitled to vote generally in the election of directors voting together as a single class;

         o fix the size of the Board of Directors at a maximum of twelve directors, with the authorized number of directors set at ten, and the Board of Directors having the sole power and authority to increase or decrease the number of directors acting by an affirmative vote of at least a majority of the total number of authorized directors most recently fixed by the Board of Directors;

         o provide that any vacancy on the Board may be filled for the unexpired term (or for a new term in the case of an increase in the size of the board) only by an affirmative vote of at least a majority of the remaining directors then in office even if less than a quorum, or by the sole remaining director;

         o        eliminate stockholder action by written consent;

         o require the approval of holders of 80% of the then outstanding voting stock and/or the approval of 66 2/3% of the directors for certain corporate transactions; and

         o require an affirmative vote of 66 2/3% of the voting stock in order to amend or repeal any adopted amendments to the Certificate of Incorporation and Bylaws adopted at the meeting.

         Those measures, combined with the ability of the Board of Directors to issue "blank check" preferred stock and the staggered Board of Directors, could have the effect of delaying, deterring or preventing a change in control without any further action by the shareholders. In addition, the issuance of preferred stock, without shareholder approval, on such terms as the Board of Directors may determine, could adversely affect the voting power of the holders of the common stock, including the loss of voting control to others.

TRANSFER AGENT AND REGISTRAR

         Continental Stock Transfer & Trust Company is our Transfer Agent and Registrar for our common stock and the redeemable warrants.


                              PLAN OF DISTRIBUTION

         The selling stockholders and their pledgees, donees, transferees and other subsequent owners, may offer their shares at various times in one or more of the following transactions:

         o         in the over-the-counter market; or
         o         in privately negotiated transactions

at prevailing market prices at the time of sale, at prices related to those prevailing market prices, at negotiated prices or at fixed prices.

         The selling stockholders may also sell the shares under Rule 144 instead of under this prospectus, if Rule 144 is available for those sales.

         The transactions in the shares covered by this prospectus may be effected by one or more of the following methods:

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers;
         o purchases by a broker or dealer as principal, and the resale by that broker or dealer for its account under this prospectus, including resale to another broker or dealer;
         o block trades in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal in order to facilitate the transaction; or
         o negotiated transactions between selling stockholders and purchasers without a broker or dealer.

         The selling stockholders and any broker-dealers or other persons acting on the behalf of parties that participate in the distribution of the shares may be deemed to be underwriters. Any commissions or profits they receive on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         As of the date of this prospectus, we are not aware of any agreement, arrangement or understanding between any broker or dealer and any of the selling stockholders with respect to the offer or sale of the shares under this prospectus.

         We have advised the selling stockholders that during the time each is engaged in distributing shares covered by this prospectus, each must comply with the requirements of the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. Under those rules and regulations, they:

         o may not engage in any stabilization activity in connection with our securities;
         o must furnish each broker which offers common stock covered by this prospectus with the number of copies of this prospectus which are required by each broker; and
         o may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

         In the purchase agreements and warrants we executed in connection with the transactions with the selling stockholders we agreed to indemnify and hold harmless each selling stockholder against liabilities under the Securities Act, which may be based upon, among other things, any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact, unless made or omitted in reliance upon written information provided to us by that selling stockholder. We have agreed to bear the expenses incident to the registration of the shares, other than selling discounts and commissions.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Section 145 of the Delaware General Corporation Law allows companies to indemnify their directors and officers against expenses, judgments, fines and amounts paid in settlement under the conditions and limitations described in the law. Our certificate of incorporation authorizes us to indemnify our officers, directors and other agent to the fullest extent permitted under Delaware law.

         Our certificate of incorporation provides that a director is not personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duties as a director. A director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or in actions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission.

         We have purchased a directors and officers liability and reimbursement policy that covers liabilities of our directors and officers arising out of claims based upon acts or omissions in their capacities as directors and officers.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

        Parker Chapin Flattau & Klimpl, LLP, New York, New York will pass upon the validity of the securities offered hereby. Martin Eric Weisberg, Esq., a member of the firm, is our Secretary and one of our Directors.

                                     EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-KSB for the year ended December 31, 1998, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

========================================    ====================================

        WE HAVE NOT AUTHORIZED ANY DEALER,
SALESPERSON OR ANY OTHER PERSON TO GIVE ANY             1,341,074
INFORMATION OR TO REPRESENT ANYTHING NOT        SHARES OF COMMON STOCK
CONTAINED IN THIS PROSPECTUS.  YOU MUST NOT
RELY ON ANY UNAUTHORIZED INFORMATION. THIS
PROSPECTUS DOES NOT OFFER TO SELL OR BUY
ANY SHARES IN ANY JURISDICTION WHERE IT
IS UNLAWFUL.  THE INFORMATION IN THIS
PROSPECTUS IS CURRENT AS OF
_________________, 1999.


          TABLE OF CONTENTS
                                  Page
                                  ----

Risk Factors........................2
Where You Can Find More
                                              -------------------------
        Information About Us........6                PROSPECTUS
Use of Proceeds.....................7         -------------------------
Dilution............................8
Effects of Possible Non-Cash
        Future Charge...............9
Selling Stockholders ..............10
Description of Securities..........12
Plan of Distribution ..............14             _______________________, 1999
Indemnification for Securities
        Act Liabilities............16
Legal Matters......................17
Experts ...........................17


=====================================       ====================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses which will be paid by Xybernaut in connection with the issuance and distribution of the securities being registered on this Registration Statement. The selling stockholders will not incur any of the expenses set forth below. All amounts shown are estimates.

        Filing fee for registration statement...............     $1,269.00
        Legal fees and expenses.............................    $10,000.00
        Accounting expenses.................................     $5,000.00
                                                                ----------
             Total..........................................    $16,269.00
                                                                ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

         Xybernaut's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages to Xybernaut or its stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to Xybernaut or its stockholders, intentional misconduct or wilful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. Xybernaut's Certificate of Incorporation also authorizes Xybernaut to indemnify its officers, directors and other agents, by bylaws, agreements or otherwise, to the fullest extent permitted under Delaware law. Xybernaut has entered into an

Indemnification Agreement (the "Indemnification Agreement") with each of its directors and officers which may, in some cases, be broader than the specific indemnification provisions contained in Xybernaut's Certificate of Incorporation or as otherwise permitted under Delaware law. Each Indemnification Agreement may require Xybernaut, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as a director or officer, against liabilities arising from willful misconduct of a culpable nature, and to obtain directors' and officers' liability insurance if available on reasonable terms.

         Xybernaut maintains a directors and officers liability policy with Genesis Insurance Company that contains a limit of liability of $3,000,000 per policy year.

ITEM 16.  EXHIBITS.

NUMBER             DESCRIPTION OF EXHIBIT

3.1       Certificate of Designation of the Series D Preferred Stock.
3.2 Certificate of Designation of the Series D Preferred Stock., as amended May 12, 1999.
3.3       Certificate of Designation of the Series E Preferred Stock.
3.4 Certificate of Designation of the Series E Preferred Stock, as amended May 12, 1999.
4.1 Form of Securities Purchase Agreement used in the May 11, 1999 private placement.
4.2       Form of Warrant used in the May 11, 1999 private placement.
5         Opinion of Parker Chapin Flattau & Klimpl, LLP.
10.1 Form of Registration Rights Agreement used in the May 11, 1999 private placement.
10.2      Form of Escrow Agreement used in the May 11, 1999 private placement.
23.1      Consent of PricewaterhouseCoopers LLP
23.2 Consent of Parker Chapin Flattau & Klimpl, LLP (included in their opinion filed as Exhibit 5).
24.1      Power of Attorney (included on page II-4).
--------

ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule

         424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

         The undersigned small business issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, Commonwealth of Virginia on June 16, 1999.

                                        XYBERNAUT CORPORATION


                                        By: /s/ Edward G. Newman
                                            ------------------------------------
                                            Edward G. Newman
                                            Chairman of the Board, President
                                            and Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes Edward G. Newman and Steven A. Newman, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the date indicated.


         SIGNATURE                   TITLE                         DATE
         ---------                   -----                         ----

                               Chairman of the Board,
                               President and Chief Executive      June 16, 1999
/s/ Edward G. Newman           Officer
-----------------------------
Edward G. Newman


/s/ Kaz Toyosato               Executive Vice President -         June 16, 1999
-----------------------------  Asian Operations and Director
Kaz Toyosato

        SIGNATURE                   TITLE                         DATE
        ---------                   -----                         ----


/s/ John F. Moynahan           Chief Operating Officer and   June 16, 1999
-----------------------------  Chief Financial Officer
John F. Moynahan

/s/ Martin Eric Weisberg
-----------------------------  Secretary and Director        June 16, 1999
Martin Eric Weisberg

/s/ Lt. Gen. Harry E. Soyster
-----------------------------  Director                      June 16, 1999
Lt. Gen. Harry E. Soyster

/s/ James J. Ralabate
-----------------------------  Director                      June 16, 1999
James J. Ralabate

/s/ Keith P. Hicks
-----------------------------  Director                      June 16, 1999
Keith P. Hicks

/s/ Steven A. Newman
-----------------------------  Vice Chairman and             June 16, 1999
Steven A. Newman               Director

/s/ Phillip E. Pearce
-----------------------------  Director                      June 16, 1999
Phillip E. Pearce

/s/ Eugene J. Amobi
-----------------------------  Director                      June 16, 1999
Eugene J. Amobi

/s/ Edwin Vogt
-----------------------------  Director                      June 16, 1999
Edwin Vogt

                                 SECURITIES AND
                                    EXCHANGE
                                   COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------




                              EXHIBITS TO FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                  -------------







                              XYBERNAUT CORPORATION
                       (EXACT NAME OF ISSUER AS SPECIFIED
                                 IN ITS CHARTER)



                                  JUNE 14, 1999

                                  EXHIBIT INDEX



EXHIBIT NO.     DESCRIPTION OF DOCUMENT
-----------     -----------------------

3.1             Certificate of Designation of the Series D Preferred Stock.
3.2             Certificate of Designation of the Series D Preferred Stock., as
                amended May 12, 1999.
3.3             Certificate of Designation of the Series E Preferred Stock.
3.4             Certificate of Designation of the Series E Preferred Stock, as
                amended May 12, 1999.
4.1             Form of Securities Purchase Agreement used in the May 11, 1999 private placement.
4.2             Form of Warrant used in the May 11, 1999 private placement.
5               Opinion of Parker Chapin Flattau & Klimpl, LLP.
10.1            Form of Registration Rights Agreement used in the May 11, 1999 private placement.
10.2            Form of Escrow Agreement used in the May 11, 1999 private
                placement.
23.1            Consent of PricewaterhouseCoopers LLP
23.2            Consent of Parker Chapin Flattau & Klimpl, LLP (included
                in their opinion filed as Exhibit 5).
24.1            Power of Attorney (included on page II-4).


                                       E-2